Exhibit 10.6 CREDIT AGREEMENT This CREDIT AGREEMENT is entered into as of May 12, 2025, among ENERGY VAULT HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, a “Lender”, and collectively, the “Lenders”), and CRESCENT COVE OPPORTUNITY LENDING, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”). RECITALS The Borrower has requested that the Lenders make available to it a term loan facility in the aggregate principal amount of $10,000,000 for the general working capital needs of the Borrower. The Lenders are willing to make such loan to the Borrower on the terms and subject to the conditions set forth herein. AGREEMENT Accordingly, the Parties hereto agree as follows: 1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1. “Affiliate” means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. “Agent” has the meaning set forth in the introductory paragraph. “Agent’s Account” has the meaning set forth in Section 6.1. “Agreement” means this Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business. “Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing

2 business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto. “Applicable Rate” means the rate equal to twenty-four percent (24%) per annum. “Board” means the board of directors (or comparable managers) of a Loan Party or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers). “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor). “Borrower” has the meaning set forth in the introductory paragraph. “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to close. “Capitalized Lease Obligation” means that portion of the obligations under a capital lease or finance lease that is required to be capitalized in accordance with GAAP. “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than 270 days after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit maturing no more than one (1) year after issue and issued by any bank organized under the laws of the United States or any State thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000; (d) deposit accounts maintained with any bank that satisfies the criteria described in clause (c) above; and (e) money market funds publicly traded or regulated by a Governmental Authority all of whose assets are invested in cash equivalents of the type described in clauses (a) through (d) above. “Change of Control” means that (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Equity Interests of the Borrower having the right to vote for the election of members of the Board, or (b) the Borrower fails to own and control, directly or indirectly, (1) 100% of the Equity Interests of each other Loan Party other than Cetus Energy, Inc. and (2) less than 85% of the Equity Interests of Cetus Energy, Inc. “Closing Date” means the date of the making of the Loan under this Agreement. “Closing Fee” has the meaning set forth in Section 5.2.

3 “Code” means the Internal Revenue Code of 1986, as in effect from time to time. “Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted by such Person in favor of the Agent or the Lenders under any of the Loan Documents. “Collateral Documents” means, collectively, the Guaranty and Security Agreement, Deed of Trust, and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Obligations, including all other security agreements, pledge agreements, financing statements and all other similar documents whether heretofore, now or hereafter executed by any Loan Party and delivered to the Agent. “Commitment” means, as to each Lender, its obligation to make a portion of the Loan to the Borrower pursuant to Section 2 in a principal amount set forth opposite such Lender’s name on Schedule 1 under the caption “Commitment”. The aggregate Commitment of all of the Lenders on the Closing Date shall be $10,000,000. “Commitment and Structuring Fee” has the meaning set forth in Section 5.1. “Control Agreement” has the meaning set forth in the Guaranty and Security Agreement. “Debt” of any Person, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services rendered, except trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) Capitalized Lease Obligations and Synthetic Lease Obligations; (e) net obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person; (h) indebtedness set out in clauses (a) through (g) of any Person other than a Loan Party secured by any lien on any asset of the such Loan Party, whether or not such indebtedness has been assumed by such Loan Party, and (i) any Disqualified Equity Interests of such Person. “Deed of Trust” means a Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement to be made by the Grantor to a trustee reasonably acceptable to the Agent, for the benefit of Agent, as agent for itself and the Lenders, which shall be in form and substance reasonably satisfactory to the Agent, as the same may be

4 amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms. “Default” means any of the events specified in Section 12 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 12 would, unless cured or waived, become an Event of Default. “Default Rate” means, at any time, the Applicable Rate plus thirty-six percent (36%) per annum. “Deposit Amount” has the meaning set forth in Section 15.2. “Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loan), (b) are redeemable at the option of the holder thereof, in whole or in part (other than solely for Equity Interests that are not Disqualified Equity Interests), (c) provide for the mandatory scheduled payments of dividends in cash, or (d) are or become convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date. For clarity, convertible notes that are convertible only into Equity Interests of the Borrower that are not Disqualified Equity Interests shall not be Disqualified Equity Interests. “Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act). “ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations. “ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that is or at any relevant time was treated as a single employer with the Borrower within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA. “Event of Default” has the meaning set forth in Section 12. “Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

5 “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. “Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank). “Grantor” means, initially, Cross Trails Energy Storage Property, LLC, and following a transfer permitted under Section 11.4(h), Energy Vault, Inc. “Guarantors” means Energy Vault, Inc., a Delaware corporation, Snyder Housing LLC, a Texas limited liability company, Cetus Energy LLC, a Delaware limited liability company, Cetus Energy, Inc., a Delaware corporation, Cross Trails Energy Storage Project Holdco LLC, a Delaware limited liability company, Cross Trails Energy Storage Project, LLC, a Delaware limited liability company, Energy Vault CDU Holdco, LLC, a Delaware limited liability company, Energy Vault CDU Project, LLC, a Delaware limited liability company, and each Person that becomes a guarantor after the date of this Agreement pursuant to Section 10.8, and each of them is a “Guarantor”. “Guaranty and Security Agreement” means the Guaranty and Security Agreement, dated as of the date hereof, by and among the Loan Parties party thereto from time to time and the Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms. “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of Title 11 of the United States Code as in effect from time to time or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, receiverships, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief. “Intellectual Property” has the meaning set forth in the Guaranty and Security Agreement. “Investment” has the meaning set forth in Section 11.5. “Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

6 “Lender” and “Lenders” has the meaning set forth in the introductory paragraph. “Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest. “Liquidity” means, as of any date of determination, the aggregate amount of the Borrower’s cash and Cash Equivalents. “Loan” has the meaning set forth in Section 2.1. “Loan Document” means this Agreement, the Collateral Documents, any subordination or intercreditor agreement, any Control Agreement and all other agreements, instruments and other documents, whether now existing or hereafter in effect, executed and delivered by one or more Loan Parties to, or in favor of, the Agent or any Lender in connection with this Agreement. “Loan Exposure” means, with respect to any Lender, as of any date of determination (a) prior to the funding of the Loan, the amount of such Lender’s Commitment, and (b) after the funding of the Loan, the outstanding principal amount of the Loan held by such Lender. “Loan Parties” means collectively, the Borrower and each Guarantor, and each of them is a “Loan Party”. “Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time. “Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower or the Loan Parties taken as a whole; (b) the validity or enforceability of this Agreement or any other Loan Document; (c) the perfection or priority of any Lien purported to be created under any Loan Document; (d) the rights or remedies of the Agent or any Lender hereunder or under any other Loan Document; or (e) any Loan Party’s ability to perform any of its material obligations hereunder or under any other Loan Document. “Maturity Date” means July 13, 2025. “Multiemployer Plan” has the meaning set forth in Section 9.10. “Nofar” means Nofar Energy Ltd., an Israeli company, or one or more Affiliates thereof. “Nofar Transaction” means the execution and delivery of, and performance under, an equipment order agreement between Nofar and Energy Vault, Inc. or one or more Affiliates thereof, pursuant to which Nofar shall, among other things, deliver to Energy Vault, Inc. a refundable cash deposit in an amount not to exceed $8,000,000.

7 “Nofar Transaction Account” means the account of Energy Vault, Inc. maintained at HSBC-US, account no. 30001014. “Nofar Transaction Permitted Lien Conditions” means that (a) Energy Vault, Inc. shall use the Nofar Transaction Account solely to hold the refundable cash deposit provided by Nofar pursuant to the Nofar Transaction, together with any interest earned on such deposit, (b) Energy Vault, Inc. shall not grant any Lien on the Nofar Transaction Account to any Person, other than a Lien in the nature of a contractual encumbrance in favor of Nofar pursuant to the documentation governing the Nofar Transaction, and (c) the Nofar Transaction has not been consummated or terminated. “Obligations” means all loans (including, for the avoidance of doubt, the Loan), debts, principal, interest (including any interest that accrues after the beginning of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, costs and expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party under or evidenced by this Agreement or any of the other Loan Documents, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, sole, joint, several or joint and several, incurred in the past or now existing or hereafter arising, however arising, and including all interest not paid when due, and all other expenses or other amounts that any Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents. Any reference in this Agreement or in the Loan Documents to the Obligations will include all or any portion of the Obligations and any extensions, modifications, renewals, or alterations of the Obligations, both prior and subsequent to any Insolvency Proceeding. “OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury. “OID Amount” means an amount equal to 5.00% of the aggregate principal amount of the Commitments with respect to the Loan on the Closing Date. “Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject. “Organization Document” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the

8 certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction). “Parties” means, collectively, the Borrower, the Guarantors, the Lenders and the Agent. “Patriot Act” has the meaning set forth in Section 9.16. “Pension Plan” has the meaning set forth in Section 9.10. “Percentage Share” means, as of any date of determination, with respect to any Lender, a percentage determined by dividing the Loan Exposure of such Lender by the aggregate Loan Exposure of all Lenders. “Perfection Certificate” means the Perfection Certificate of the Loan Parties, dated as of the date hereof. “Permitted Debt” means (a) Debt existing or arising under this Agreement or the other Loan Documents, (b) Permitted Purchase Money Debt and any Refinancing Debt in respect of such Debt; (c) Debt incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (d) Debt comprising Permitted Investments; (e) Debt incurred in respect of letters of credit or surety bonds, in each case, issued or posted for the purpose of supporting obligations of one or more Loan Parties under contracts (other than contracts for the repayment of borrowed money) entered into by such Loan Parties in the ordinary course of business in an aggregate outstanding amount not to exceed $20,000,000 at any time; (f) Debt existing on the date of this Agreement which is shown on Schedule 2, and (g) Debt in respect of corporate credit card programs incurred in the ordinary course of business in an aggregate outstanding amount not to exceed $250,000 at any time. “Permitted Investments” means (a) Investments (including Subsidiaries) existing on the date of this Agreement which are shown on the Perfection Certificate; (b) Investments consisting of Cash Equivalents; (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course business of the Loan Parties; and (d) Investments consisting of deposit accounts in which the Agent has a perfected security interest. “Permitted Liens” means (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; (b) Liens created pursuant to the Loan Documents; (c) purchase money Liens or the interests of lessors under capital leases to the extent that such Liens or interests secure Permitted Purchase Money Debt and so long as (x) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (y) such Lien only secures

9 the Debt that was incurred to acquire the asset purchased or acquired; (d) Liens on cash collateral existing on the date hereof which are shown on Schedule 3; provided that, with respect to the Nofar Transaction Account, the Lien thereon shall be permitted so long as the Nofar Transaction Permitted Lien Conditions are satisfied at all times; (e) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to inventory, securing liabilities in the aggregate amount not to exceed $500,000 and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (f) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA); (g) leases or subleases of real property granted in the ordinary course of any Loan Party’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of any Loan Party’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting the Agent a security interest therein; (h) non-exclusive licenses of Intellectual Property granted in the ordinary course of business; (i) Liens on the dispositions of the exclusive licenses referred to in Section 11.4(g); (j) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default; (k) customary Liens (including the right of set-off) in favor of a bank or other depository institution encumbering deposits (and not securing Debt for borrowed money) solely to the extent incurred in connection with the maintenance of deposit accounts in the ordinary course of business; (l) deposits made to secure the performance of bids, tenders, contracts (other than the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, letters of credit, or similar obligations arising in the ordinary course of business; and (m) Liens incurred in the extension, renewal or refinancing of the Debt secured by Liens described in clauses (a) through (l), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Debt may not increase. “Permitted Purchase Money Debt” means, as of any date of determination, Debt (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $100,000. “Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity. “Plan” has the meaning set forth in Section 9.10.

10 “Refinancing Debt” means refinancings, renewals, or extensions of Debt so long as (a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Debt so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto, (b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Debt so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Agent or any Lender, (c) if the Debt that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Debt, and (d) the Debt that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Debt that was refinanced, renewed, or extended. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC. “Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above. “Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) His Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over the Agent or any Lender or any Loan Party or any of their respective Subsidiaries or Affiliates.

11 “SEC” shall mean the U.S. Securities and Exchange Commission or any governmental authority succeeding to any of its principal functions. “Scurry Property Sale-Leaseback Transaction” shall mean the series of transactions pursuant to which the real property in Scurry County, Texas currently owned by Cross Trails Energy Storage Project, LLC will be transferred to Energy Vault, Inc., and then subsequently leased by Energy Vault, Inc. to Cross Trails Energy Storage Project, LLC and to Energy Vault CDU Project, LLC. “Solvent”: when used with respect to any Person, that: (a) such Person is not “insolvent” within the meaning of 11 U.S.C. Section 101(32) and the cases interpreting the same; (b) such Person is generally able to pay its debts as they become due; or (c) such Person does not have unreasonably small capital to carry on such Person’s business as theretofore operated and all businesses in which such Person is about to engage. “Subject Property” means the real property described on Exhibit A attached hereto. “Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of such corporation, partnership, limited liability company, or other entity. “Synthetic Lease Obligations” means the monetary obligation of a Person under (a) a so- called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions) creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Title Policy Requirements” means (i) receipt by the Agent of a Texas Land Title Association (TLTA) Form T-2 loan policy of title insurance issued by a title insurance company reasonably acceptable to the Agent insuring the first priority lien of the Deed of Trust in an amount acceptable to the Agent subject only to such exceptions approved by the Agent in its sole discretion and including such endorsements as are required by the Agent and available under Texas law, and (ii) the payment by the Borrower or the Grantor of the title insurance premiums and any search or title-related costs and all recording costs, intangible taxes and other fees and costs (including reasonable attorneys’ fees and expenses) incurred with respect to the issuance of such title insurance policy and the recording of the Deed of Trust. 2. Loan Disbursement Mechanics. 2.1 Loan. The Borrower hereby irrevocably requests, and subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained

12 herein, each Lender (severally, not jointly or jointly and severally) agrees to make its Percentage Share (in accordance with its Commitment) of a term loan to the Borrower on May 13, 2025 in a principal amount equal to $10,000,000 (the “Loan”). The Borrower hereby irrevocably authorizes and instructs the Agent to disburse the proceeds of the Loan, net of (i) the OID Amount, (ii) the Commitment and Structuring Fee, (ii) interest due and payable on the Loan for the period from the Closing Date to, but excluding, the Maturity Date thereafter, and (iii) the costs, expenses and fees, after application of the Deposit Amount, required to be paid pursuant to and in accordance with Section 15.2, in the amounts and in accordance with the wire transfer instructions listed on Exhibit B. 3. Repayment; Final Payment Date; Optional Prepayments; No Reborrowing. 3.1 Repayment of Principal and Interest. Interest accruing on the Loan from the Closing Date to, but excluding, the Maturity Date shall be due and payable to the Lenders in advance on the Closing Date. Interest payments shall not be refundable under any circumstances, including in connection with any prepayment hereunder. 3.2 Final Payment Date. Notwithstanding anything to the contrary contained herein, the aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Agreement shall be due and payable on the Maturity Date or, if earlier, on the date on which the Obligations become due and payable pursuant to the terms of this Agreement. 3.3 Prepayment. (a) Optional Prepayment. The Borrower may, upon prior notice to the Lenders, at any time, prepay the Loan in whole but not in part; provided, that such notice must be received by the Agent at least one (1) Business Day prior to any date of prepayment, which notice shall be irrevocable. (b) Mandatory Prepayments. Within three (3) Business Days of the receipt by any Loan Party of proceeds of any voluntary or involuntary sale or disposition of assets of any Loan Party (including proceeds of any tax assets (including tax refunds, tax credits, and other tax benefits) and excluding any proceeds received in connection with the Scurry Property Sale-Leaseback Transaction), and proceeds of insurance or arising from casualty losses or condemnations and payments in lieu thereof, but excluding proceeds from sales or dispositions under clauses (a) through (f) of Section 11.4), the Borrower shall prepay the outstanding principal amount of the Obligations in an amount equal to 100% of such proceeds. 3.4 No Reborrowing. Any portion of the Loan repaid or prepaid may not be reborrowed.

13 4. Interest. 4.1 Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the Closing Date until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise. 4.2 Default Interest. (i) Automatically upon the occurrence and during the continuation of an Event of Default under Section 12.5 and (ii) upon the occurrence and during the continuation of any other Event of Default, at the election of the Agent, the outstanding principal balance of the Loan and all other Obligations shall bear interest at the Default Rate. For the avoidance of doubt in the case of an Event of Default described in clause (ii) above, the Agent or the Lenders may elect to impose the Default Rate effective as of the date of the occurrence of such Event of Default or as of any date after the occurrence of such Event of Default regardless of the date the Agent or the Lenders received notice of, or obtained knowledge of, such Event of Default. 4.3 Computation of Interest. All computations of interest shall be made on the basis of a year of 360 days and the actual number of days elapsed or included in any applicable period. Interest shall accrue on the Loan on the Closing Date, and shall not accrue on the Loan for the day on which it is paid. 4.4 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Lenders to the Borrower under applicable Law, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal. 5. Commitment and Structuring Fee; OID Amount. 5.1 Commitment and Structuring Fee. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders in accordance with their Percentage Shares of the Loan, a non- refundable closing and structuring fee in an amount equal to $150,000 (the “Commitment and Structuring Fee”), which fee shall be deemed fully earned and due and payable on the Closing Date. 5.2 OID Amount. The parties hereto intend to treat the OID Amount as original issue discount for U.S. federal and state income tax purposes to the extent permissible under applicable law. 6. Payment Mechanics.

14 6.1 Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM, San Francisco time, on the date on which such payment is due by wire transfer of immediately available funds to the Agent’s account at a bank specified by the Agent in writing to the Borrower (the “Agent’s Account”), to be applied by the Agent ratably between the Lenders in accordance with their Percentage Shares. All payments by or on behalf of the Borrower hereunder shall be made without set off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Authority, other than any tax on or measured by the overall net income of each Lender pursuant to the income tax laws of the United States or the jurisdiction where such Lender resides) shall not be less than the amounts otherwise specified to be paid hereunder. 6.2 Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Agreement. 6.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Agreement. 6.4 Evidence of Debt. The portion of the Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Agent in the ordinary course of business. The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the portion of the Loan made by each Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Agent, the Borrower shall execute and deliver to such Lender (through the Agent) a promissory note, which shall evidence such Lender’s portion of the Loan in addition to such accounts or records. Each Lender may attach schedules to its promissory note and endorse thereon the date, amount and maturity of its portion of the Loan and payments with respect thereto. 6.5 Rescission of Payments. If at any time any payment made by the Borrower under this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

15 7. Collateral Documents. The Loan Parties’ performance of their obligations under the Loan Documents are secured by the security interests in the Collateral specified in the Collateral Documents. 8. Conditions Precedent. 8.1 Conditions to Effectiveness of this Agreement. The effectiveness of this Agreement and the obligation of the Lenders to make the Loan is subject to the fulfillment, to the satisfaction of the Agent and the Lenders, of each of the following conditions precedent: (a) The Agent shall have received each of the following documents, in form and substance satisfactory to the Agent, duly-executed, and each such document shall be in full force and effect: (i) this Agreement; (ii) the Guaranty and Security Agreement; (iii) the Perfection Certificate; (iv) a certificate from the Secretary or managing member, as applicable, of each Loan Party (A) attesting to the resolutions of such Loan Party’s Board authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents, (B) attesting to the Organization Documents of such Loan Party as true, correct and complete, (C) authorizing specific officers of such Loan Party or specific persons on behalf of such Loan Party to execute the same, (D) attesting to the incumbency and signatures of such specific officers of such Loan Party and such specific persons, and (E) attesting to certificates of status with respect to such Loan Party, such certificates to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party and each other jurisdiction in which such Loan Party’s failure to be duly qualified or licensed would constitute a Material Adverse Effect, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions; (v) a certificate of an officer or managing member of each Loan Party, as applicable, certifying that each of the conditions specified in clauses (d), (e) and (f) of this Section 8.1 have been satisfied; and (vi) an opinion of the Loan Parties’ counsel. (b) The Agent shall have received forms of financing statements to be filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the Agent’s Liens in and to the Collateral (as defined in the Guaranty and Security Agreement).

16 (c) The Agent shall have received copies of the policies of insurance and certificates of insurance, as are required by Section 10.6, the form and substance of which shall be satisfactory to the Agent. (d) The representations and warranties of each Loan Party contained in this Agreement and any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the date of this Agreement and on the Closing Date (other than such representations and warranties that specifically relate to a prior date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such prior date). (e) No Default or Event of Default has occurred and is continuing or would result immediately before or after the making of the Loan. (f) Immediately before or after the making of the Loan, no material adverse change in the business, assets, liabilities, operations, or condition (financial or otherwise) of the Borrower, or in the facts and information regarding the Borrower as represented in writing during the loan approval process, has occurred that could reasonably be expected to cause the Loan to become delinquent or prevent the Borrower from performing its obligation. (g) All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Agent. 9. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agent and the Lenders, as of the date made or deemed made, that: 9.1 Existence; Compliance with Laws. Each Loan Party is (a) duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of organization and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (b) in compliance in all material respects with all Laws and Orders. 9.2 Power and Authority. Each Loan Party has the power and authority, and the legal right, to execute and deliver this Agreement and each other Loan Document to which it is a party and to perform its obligations hereunder and thereunder. 9.3 Authorization; Execution and Delivery. The execution and delivery of this Agreement and each other Loan Document by each Loan Party that is a party thereto and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate or limited liability company action on the part of such Loan Party in

17 accordance with all applicable Laws. Each Loan Party has duly executed and delivered each Loan Document to which it is a party. 9.4 No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for any Loan Party to execute, deliver, or perform any of its obligations under any Loan Document to which it is a party except such consents, authorizations, filings, notices or acts that have been made or obtained and filings to perfect Liens created under the Collateral Documents. 9.5 No Violations. The execution and delivery by the Loan Parties of this Agreement and each other Loan Document to which it is a party and the consummation by such Loan Party of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the such Loan Party’s Organization Documents; (b) violate any material Law or Order applicable to such Loan Party or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which such Loan Party may be bound. 9.6 Enforceability. Each Loan Document is a valid, legal and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). 9.7 No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened in writing by or against any Loan Party or any of its property or assets (a) with respect to this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to materially adversely affect any Loan Party’s financial condition or the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party. 9.8 Environmental Matters. There is no contamination at, under or about any properties included in the Collateral specified in the Collateral Documents, or material violation of any environmental law with respect to such properties, nor has any Loan Party or any of its Subsidiaries received any notice of any such violation. 9.9 Taxes. The Loan Parties and their Subsidiaries have timely filed all tax returns and reports required to be filed and have paid all applicable federal, state and local franchise and income taxes which are due and payable, except for taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves. No Liens have been filed and no claims are being asserted with respect to any such taxes.

18 9.10 ERISA. Other than 401(k) and certain employee health and wellness plans, the Loan Parties do not maintain, participate in or contribute to any employee benefit plan subject to ERISA (any such plan, a “Plan”). Except as could not reasonably be expected to result in material liability to any Loan Party, (a) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and (b) there are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. No Loan Party nor its Subsidiaries, nor any of their respective ERISA Affiliates, has now, or ever, sponsored, maintained, participated in, contributed to, or had any obligation to contribute to, or has any liability, contingent or otherwise (including any liability on account of any ERISA Affiliate) with respect to, (a) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA), or any other plan that is or was subject to Title IV or Section 302 of ERISA or Sections 412 or 430 of the Code (a “Pension Plan”), or (b) a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a “Multiemployer Plan”). No Loan Party nor any of its ERISA Affiliates nor any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code. 9.11 Financial Condition. The most recent financial statements of the Borrower and its Subsidiaries, if any, copies of which have been delivered to the Agent, have been prepared in accordance with GAAP and are true, complete and correct and fairly present in all material respects the financial condition of the Borrower and its Subsidiaries, including operating results, as of the accounting period referenced therein. There has not been a Material Adverse Effect since the date of the most recent audited financial statements delivered to the Agent prior to the date of this Agreement. 9.12 Default. No Default or Event of Default has occurred and is continuing. 9.13 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. No Loan Party or any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of the Loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction,

19 Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender or other individual or entity participating in any transaction). 9.14 Subsidiaries. As of the date of this Agreement, no Loan Party has any Subsidiaries other than as set forth on Schedule 9.14. 9.15 Brokers. The Loan Parties have not contracted with any broker or finder to bring about the obtaining, making or closing of this Agreement or transactions contemplated by the Loan Documents, and no Loan Party nor any Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith. 9.16 Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”). 9.17 Margin Stock. Neither any Loan Party nor any of its Subsidiaries owns any Margin Stock or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. 9.18 Investment Company Status. No Loan Party or any Subsidiary is an investment company as defined in, or subject to regulation under, the Investment Company Act of 1940. 9.19 Solvency. Each Loan Party is Solvent. 9.20 Complete Disclosure. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished by or on behalf of any Loan Party, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained herein or therein not misleading. Any projections included in such materials are based upon good faith estimates and assumptions believed by the Loan Parties to be reasonable at the time made and do not guarantee results. 10. Affirmative Covenants. Until all amounts outstanding in this Agreement have been paid in full, the Loan Parties shall: 10.1 Financial Reporting; Other Information. Deliver or provide to the Agent, in form and detail reasonably satisfactory to the Agent:

20 (a) By no later than ten (10) Business Days after the end of each month, a monthly detailed cash flow report, which shall include the following: (i) Accounts Payable. A schedule of all outstanding accounts payable, including vendor names, amounts due, and payment due dates for the upcoming 90 days. (ii) Accounts Receivable. A comprehensive aging report of all accounts receivable, categorized by 0-30, 31-60, 61-90, and 90+ days outstanding. (iii) Restricted Cash. Documentation of any restricted cash balances, including the nature of restrictions, amounts, and expected release dates. (iv) Projected Cash Inflows. A 90-day forecast of anticipated cash receipts from all sources, including customer payments, tax refunds, and other expected income. (v) Projected Cash Outflows. A 90-day forecast of anticipated cash disbursements, including vendor payments, payroll, taxes, debt service, and capital expenditures. (vi) Working Capital. A monthly calculation of working capital (current assets minus current liabilities) with explanations for any significant variances from prior periods. (vii) Extraordinary Items. Disclosure of any anticipated non- recurring cash inflows or outflows exceeding $500,000 within the next 90 days. (b) By no later than ten (10) Business Days after the end of each month (or, if an Event of Default has occurred and is continuing, more frequently if requested by the Agent), each Loan Party shall provide Agent with a written report of all new Patents, Trademarks or Copyrights (as such terms are defined in the Guaranty and Security Agreement), if any, that are registered or the subject of pending applications for registrations, and of all Intellectual Property Licenses (as such term is defined in the Guaranty and Security Agreement) that are material to the conduct of such Loan Party’s business, in each case, which were acquired or registered, or for which applications for registration were filed by any Loan Party during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications. (c) Promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Agent or any Lender may from time to time reasonably request. 10.2 Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain

21 all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect. 10.3 Compliance. Comply with (a) all of the terms and provisions of its organizational documents; (b) its obligations under its material contracts and agreements; and (c) all Laws and Orders applicable to it and its business, except in each case where the failure to do so would not reasonably be expected to have a Material Adverse Effect. 10.4 Payment Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books. 10.5 Notices of Material Events. Promptly, but in any event within two (2) Business Days after such event, notify the Agent: (a) of the occurrence of any Default ; (b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect; and (c) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof. 10.6 Insurance. Keep its business and the Collateral specified in the Collateral Documents insured for risks and maintain insurance policies in a form, with companies, and in amounts that are customary for companies of the Borrower’s size and in the Borrower’s industry and location and, in any event, in amount, adequacy and scope reasonably satisfactory to the Agent. All property policies shall have a lender’s loss payable endorsement showing the Agent as an additional loss payee and waive subrogation against the Agent, and all liability policies shall have a notice of cancellation endorsement and show, or have endorsements showing, the Agent as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give the Agent at least twenty (20) days’ notice before canceling, amending, or failing to renew its policy. At the Agent’s request, the Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds under any policy shall, at the Agent’s option, be payable to the Agent on account of the Obligations under this Agreement. 10.7 Further Assurances. Upon the reasonable request of the Agent, promptly execute and deliver such further instruments and do or cause to be done such further acts as may

22 be necessary or advisable to carry out the intent and purposes of this Agreement and each other Loan Document. 10.8 Formation of Subsidiaries. At the time that any Loan Party forms any direct or indirect domestic Subsidiary or acquires any direct or indirect Subsidiary after the date of this Agreement (or such later date as permitted by the Agent in its sole discretion), such Loan Party shall (a) (x) cause any such new Subsidiary to provide to the Agent a guaranty or joinder to the Guaranty and Security Agreement, and (y) cause any such new Subsidiary to provide to the Agent such security documents, as well as appropriate financing statements, all in form and substance reasonably satisfactory to the Agent (including being sufficient to grant the Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to the Agent a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to the Agent, and (c) provide to the Agent all other documentation (which may include an opinion of counsel), which in its opinion is reasonably appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 10.8 shall be a Loan Document. 10.9 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with Sanctions, Anti- Corruption Laws and Anti-Money Laundering Laws. 10.10 Post-Closing. (a) Within ten (10) Business Days after the date of this Agreement (or such later date as may be agreed to by the Agent in its sole discretion), the Agent shall have received the original stock certificates representing 100% of the Equity Interests of Energy Vault, Inc. by Borrower, together with original executed transfer powers, in form and substance reasonably satisfactory to Agent. (b) Within ten (10) Business Days after the date of this Agreement (or such later date as may be agreed to by the Agent in its sole discretion), the Agent shall have received the original Deed of Trust, and any documents, certificates, forms or affidavits as may be required to record the Deed of Trust. (c) Within thirty (30) days after the date of this Agreement (or such later date as may be agreed to by the Agent in its sole discretion), the Agent shall have received a Control Agreement with respect to each account described on Schedule 4 hereto, excluding any account for which a Permitted Lien is listed on Schedule 3.

23 (d) Within thirty (30) days after the date of this Agreement (or such later date as may be agreed to by the Agent in its sole discretion), the Agent shall have received insurance endorsements required by Section 10.6, the form and substance of which shall be satisfactory to the Agent. (e) Within thirty (30) days after the date of this Agreement (or such later date as may be agreed to by the Agent in its sole discretion), the Title Policy Requirements shall have been satisfied. 11. Negative Covenants. Until all amounts outstanding under this Agreement have been paid in full, the Loan Parties shall not: 11.1 Indebtedness. Incur, create or assume any Debt, other than Permitted Debt. 11.2 Liens. Incur, create, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereinafter acquired except for Permitted Liens. 11.3 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person. 11.4 Dispositions. Convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of its assets, other than (a) dispositions of obsolete, unnecessary or worn out property, whether now owned or hereafter acquired, in the ordinary course of business; (b) dispositions of inventory in the ordinary course of business; (c) dispositions consisting of Permitted Liens and Permitted Investments; (d) dispositions consisting of the sale or issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests); (e) dispositions consisting of a Loan Party’s use or transfer of cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) dispositions of non- exclusive licenses for the use of the Intellectual Property of the Loan Parties in the ordinary course of business; (g) dispositions of exclusive licenses existing on the date hereof for the use of intellectual property in respect of specific territories outside the United States; and (h) the disposition of real property in connection with the Scurry Property Sale-Leaseback Transaction, so long as, with respect to such transfer of the Subject Property, the Title Policy Requirements are satisfied, and upon the request of the Agent, the Loan Parties, as applicable, shall enter into any agreements or instruments as may be necessary or advisable to secure the Agent’s first priority lien on the Subject Property. 11.5 Loans, Advances and Investments. Make any investment in any Person in the form of loans, advances, guarantees, capital contributions, or acquisitions of Equity Interests, Debt or all or substantially all of the assets of any Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (an “Investment”), except for Permitted Investments.

24 11.6 Restricted Payments. Pay any dividends or make any distribution or payment or redeem, retire or purchase any Equity Interests; provided, that (i) the Borrower may pay dividends solely in common stock, (ii) the Borrower may make cash payments in lieu of fractional shares to the extent such shares are otherwise permitted pursuant to this proviso, and (iii) each Subsidiary of a Loan Party may make distributions to such Loan Party. 11.7 Transactions With Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Loan Parties, except for (i) transactions that are in the ordinary course of the Loan Party’s business, upon fair and reasonable terms that are no less favorable to such Loan Party than would be obtained in an arm’s length transaction with a non-affiliated Person; (ii) transactions permitted by Section 11.6, (iii) the Scurry Property Sale- Leaseback Transaction and (iv) reasonable and customary compensation arrangements to employees, officers, and outside directors and indemnities provided for the benefit of directors, in each case in accordance with applicable law, in the ordinary course of business and consistent with industry practice. 11.8 Line of Business. Enter into any business, directly or indirectly, except for those businesses in which such Loan Party is engaged on the date of this Agreement or businesses that are reasonably related thereto. 11.9 Use of Proceeds. Use the proceeds of the Loan made hereunder for any purpose other than (a) on the Closing Date, to pay the fees, costs, and expenses incurred in connection with this Agreement and the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter for general corporate purposes and to support the general working capital needs of the Borrower not in contravention of any Law or this Agreement or any other Loan Document; provided, that (x) no part of the proceeds of the Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (y) no part of the proceeds of the Loan will be used, directly or to the Borrower’s knowledge after due care and inquiry, indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (z) no part of the proceeds of the Loan will be used, directly or to the Borrower’s knowledge after due care and inquiry, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti- Corruption Laws or Anti-Money Laundering Laws. 11.10 Amendments and Prepayments. (a) Optionally prepay, redeem, defease, purchase, or otherwise acquire any Debt of such Loan Party, other than the Obligations in accordance with this Agreement; or

25 (b) Directly or indirectly, amend, modify, or change any of the terms or provisions of the Organization Documents of such Loan Party if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Agent or any Lender. 11.11 ERISA Plans. (a) Adopt, sponsor, maintain, participate in, contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to adopt, sponsor, maintain, participate in, contribute to or assume an obligation to contribute to, any Pension Plan or Multiemployer Plan, or (b) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to a Loan Party or with respect to any ERISA Affiliate if such Person sponsors, maintains, participates in or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, participated in, or contributed to, any Pension Plan or any Multiemployer Plan. 11.12 Liquidity. Permit Liquidity, measured as of the last day of each calendar month, to be less than $15,000,000; provided, however, in the event the Borrower fails to comply with the foregoing covenant as of the last day of any calendar month, the Borrower may cure (and/or shall be deemed to have cured) an Event of Default arising out of a breach of such covenant by applying the proceeds of cash equity contributions (which shall not be Disqualified Equity Interests) in an amount equal to 100% of the amount sufficient to cause the Borrower to be in compliance with the foregoing covenant, after the last day of such calendar month and on or prior to the day that is seven (7) Business Days thereafter. 11.13 Market Capitalization. Permit the Borrower’s market capitalization to be less than $70,000,000 based on the closing price of Borrower’s common stock, on a fully-diluted basis, for each of five (5) consecutive trading days; provided, however, in the event the Borrower fails to comply with the foregoing covenant, the Borrower may cure (and/or shall be deemed to have cured) an Event of Default arising out of a breach of such covenant by making an optional prepayment hereunder in the amount of $2,500,000 on or prior to the day that is seven (7) Business Days after the last day of such five (5) consecutive trading day period. 12. Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder: 12.1 Failure to Pay. The Borrower fails to pay any principal amount of the Loan or interest or any other amount when due. 12.2 Breach of Representations and Warranties. Any representation or warranty made or deemed made by any Loan Party to the Agent or the Lenders herein or in any other Loan Document is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

26 12.3 Breach of Covenants. Any Loan Party fails to observe or perform (a) any covenant, condition or agreement contained in Sections 10.1, 10.5, 10.6, 10.8, 10.9, or 10.10 or Section 11, or (b) any other covenant, obligation, condition or agreement contained in this Agreement or any other Loan Document other than those specified in clause (a) and Section 12.1 and such failure continues for 30 days after the occurrence thereof. 12.4 Cross-Defaults. Any Loan Party fails to pay when due any of its Debt having an outstanding principal amount in excess of $500,000 (other than Debt arising under this Agreement) or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt. 12.5 Bankruptcy. (a) the Borrower or any of its Subsidiaries commences any case, proceeding or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of its creditors; (b) there is commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in Section 12.5(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 30 days; (c) there is commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; (d) the Borrower or any of its Subsidiaries takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 12.5(a), Section 12.5(b) or Section 12.5(c) above; or (e) the Borrower or any of its Subsidiaries is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due. 12.6 Judgments. One or more judgments or decrees in an amount in excess of $500,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated

27 insurance company has acknowledged coverage therefor) shall be entered against any Loan Party and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof. 12.7 Change of Control. A Change of Control has occurred. 12.8 Guaranty. (a) The guaranty under the Guaranty and Security Agreement terminates or ceases for any reason to be in full force and effect other than in accordance with its terms; (b) any Guarantor does not perform any obligation or covenant under the Guaranty and Security Agreement and such failure continues beyond any applicable grace period; (c) any circumstance described in Sections 12.5 of this Agreement occurs with respect to any Guarantor, or (d) except as permitted by Section 11.3, the liquidation, winding up, or termination of existence of any Guarantor. 12.9 Loan Documents. Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Person party thereto shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms). 12.10 Material Adverse Effect. The Agent reasonably determines in good faith that any Material Adverse Effect has occurred. 13. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Agent may at its option, and at the instruction of the Lenders shall, by written notice to the Borrower (a) declare the entire principal amount of this Agreement, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under any Loan Document or applicable Law; provided, however, that, if an Event of Default described in Section 12.5 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Agent or any Lender. 14. Agent. 14.1 Appointment and Authority. (a) Appointment and Authorization. Each of the Lenders hereby irrevocably appoints Crescent Cove Opportunity Lending, LLC to act on its behalf as its agent under this Agreement and the other Loan Documents, and all other Collateral Documents, guaranties and all other documents relating to the foregoing and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof

28 or thereof, which include, without limitation, the sole and exclusive right and authority (to the exclusion of Lenders) to exercise remedies with respect to the Collateral in its discretion, and at the instruction of the Lenders, following the occurrence of an Event of Default, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. (b) Authorization. Without limiting the generality of Section 14.1(a) above, the Agent shall have the sole and exclusive right and authority (to the exclusion of Lenders), and each Lender hereby irrevocably authorizes the Agent to: (i) release any lien on any Collateral granted to or held by the Agent under any Loan Document: (A) when all Obligations (other than contingent indemnification obligations) have been paid in full and the commitments of Lenders have terminated; (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents to a Person that is not and is not required to become a Loan Party; (C) if approved, authorized or ratified in writing by Lenders; or (D) in connection with any commercially reasonable foreclosure sale or other commercially reasonable disposition of Collateral after the occurrence of an Event of Default; (ii) to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 11.2; and (iii) to release any Guarantor from its obligations under the Guaranty and Security Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. (c) Binding Actions. Each Lender agrees that (i) any action taken by the Agent in accordance with the provisions of the Loan Documents, (ii) any action taken by the Agent in reliance upon the instructions of Lenders and (iii) the exercise by the Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders. 14.2 Rights as a Lender. The person serving as the Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as the Agent hereunder in its individual capacity. 14.3 Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument,

29 document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. 14.4 Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. 14.5 Resignation of Agent. The Agent may at any time give notice of its resignation to Lenders and the Borrower. Upon receipt of any such notice of resignation, the Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by Lenders within 30 days after the retiring Agent gives notice of its resignation. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the earlier of (i) the appointment of a successor Agent or (ii) a date that is 30 days after the date upon which retiring Agent gave notice of its resignation. 14.6 Non-Reliance on Agent. Each Lender acknowledges that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. 14.7 No Requirement to Exercise Discretion. The Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from Lenders. 14.8 Administrative Role. Under the Loan Documents, the Agent (i) is acting solely on behalf of Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against the Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. 14.9 Indemnification. The Lenders hereby indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower) according to each Lender’s Percentage Share from and against any and all liabilities imposed on, incurred by or asserted against the Agent for any actions taken or omitted by the Agent under or in connection in connection with any Loan Document or any other documents contemplated by or referred to therein; provided, that no Lender shall be liable to the Agent to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Agent as determined by a court of competent jurisdiction

30 in a final non-appealable judgment or order. Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Agent receives an indemnification satisfactory to it from Lenders against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Agent or any affiliate thereof or (ii) that is, in the opinion of the Agent or its counsel, contrary to any Loan Document or applicable law. 14.10 Waiver of Liability. The Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with any Loan Document, and each Lender and the Loan Parties hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Agent or, as the case may be, such affiliate (each as determined in a final, non- appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. 14.11 No Duty to Inquire. The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s lien thereon, or any certificate prepared by the Borrower or any Guarantor in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. 14.12 Reimbursement of Expenses. Each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower) promptly upon demand for such Lender’s Percentage Share of any reasonable costs and expenses (including reasonable fees, charges and disbursements of financial, legal and other advisors and other taxes paid in the name of, or on behalf of, the Borrower) that may be incurred by or on behalf of the Agent in connection with the preparation, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document. To the extent that the Borrower for any reason fails to pay any amount required under the Loan Documents to be paid by it to the Agent (or any sub-agent thereof), each Lender severally agrees to pay to the Agent (or any sub-agent thereof) such Lender’s Percentage Share of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such; provided, further, that no Lender shall be liable to the Agent to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Agent as determined by a court of competent jurisdiction in a final non-appealable judgment or order. 14.13 Co-Lenders. Lenders agree as follows:

31 (a) Payments. All payments payable under this Agreement shall be payable pursuant to the terms thereof including payment installments and shall be paid to the Agent for the pro rata benefit of the Lenders, unless any provision of this Agreement or any other Loan Documents shall specify otherwise. (b) Mutual Consent. Notwithstanding any provision in any Loan Documents granting a Lender the right to exercise a remedy, demand payment in full of the portion of the Loan payable to such Lender or undertake any action, a Lender shall not undertake any such action, unless all Lenders agree to exercise such remedy, demand such payment or undertake such action. 15. Miscellaneous. 15.1 Notices. (a) All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision: (i) If to any Loan Party: c/o Energy Vault Holdings, Inc. 4165 East Thousand Oaks Blvd, Suite 100 Westlake Village, CA 91362 Attention: General Counsel E-Mail: Legal@Energyvault.com with a copy (which shall not constitute notice) to: Moses & Singer LLP The Chrysler Building, 405 Lexington Avenue New York, New York 10174 Attention: Paul M. Roder; and Liberty McAteer E-Mail: proder@mosessinger.com; and lmcateer@mosessinger.com

32 (ii) If to the Agent: Crescent Cove Opportunity Lending, LLC 1700 Montgomery Street, Suite 240 San Francisco, CA 94111 Attention: Jun Hong Heng E-Mail: junhong@crescentcove.com with a copy (which shall not constitute notice) to: Morgan, Lewis & Bockius LLP 300 South Grand Avenue, 22nd Floor Los Angeles, CA 90071 Attention: David V. Chang E-Mail: david.chang@morganlewis.com (b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day); and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment). 15.2 Expenses. (a) The Borrower shall reimburse the Agent on demand for all reasonable and documented out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its counsel) incurred by the Agent in connection with the transactions contemplated hereby including the negotiation, documentation and execution of this Agreement and the other Loan Documents and the enforcement of the rights of the Agent and Lenders hereunder and thereunder; provided, however, that the $25,000 deposit received by the Agent prior to the Closing Date (the “Deposit Amount”) shall be applied toward the foregoing expenses. (b) Indemnification by the Borrower. The Borrower shall indemnify the Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of

33 their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any environmental liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Borrower and that is brought by an Indemnitee against another Indemnitee. (c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each Loan Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan, or the use of the proceeds thereof. No Indemnitee referred to Section 15.2(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. (d) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder. 15.3 Governing Law. This Agreement, the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement, the other Loan Documents (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York, except that at all times the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant to the Deed of Trust shall be governed by and construed according to the law of the state in which the Subject Property is located, it being understood that, to the fullest extent permitted by the law of such state, except as set forth herein above, the law of

34 the State of New York shall govern the construction, validity and enforceability of this Agreement and the other Loan Documents and all of the Obligations arising hereunder or thereunder. 15.4 Consent to Jurisdiction. Each party agrees that all actions or proceedings arising in connection with this Agreement and the other Loan Documents shall be tried and litigated only in the State of California, the federal courts of the United States of America for the Northern District of California, and the appellate courts from any thereof; provided, that any suit seeking enforcement against any Collateral or other property may be brought, at the Agent’s option, in the courts of any jurisdiction where the Agent elects to bring such action or where such Collateral or other property may be found. Each party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Loan Documents in any court referred to herein. Each party (i) irrevocably waives the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (ii) consents to service of process in the manner provided for notices in Section 15.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law. 15.5 JURY TRIAL WAIVER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NEITHER THE AGENT, ANY LENDER, NOR ANY REPRESENTATIVE THEREOF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. 15.6 JUDICIAL REFERENCE. IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN SECTION 15.5 ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS: (a) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (b) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY

35 ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF SAN FRANCISCO, CALIFORNIA. (b) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF- HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER. (c) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN (10) DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES. (d) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER; PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

36 (e) THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA. (f) THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT. (g) THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. 15.7 Treatment of Certain Information; Confidentiality. Each of the Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its branches and Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Laws or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder;

37 (f) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to any rating agency in connection with rating the Borrower or its Subsidiaries; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Agent, any Lender or any of their respective branches or Affiliates on a nonconfidential basis from a source other than the Borrower that is not known to be subject to a confidentiality obligation to the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section; or (j) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement. For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent or any Lender or on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. 15.8 Counterparts; Integration; Effectiveness. This Agreement, the other Loan Documents and any amendments, waivers, consents or supplements hereto and thereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. This Agreement may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Any Loan Party delivering an executed counterpart of this Agreement or the other Loan Documents by facsimile or other electronic format also shall deliver an original executed counterpart of this Agreement and the other Loan Documents but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement or such other Loan Documents.

38 15.9 Successors and Assigns. Each Lender may assign or grant a participation of any interest in, its rights and duties under this Agreement to any Person. No Loan Party may assign or transfer this Agreement or any of its rights hereunder without the prior written consent of the Agent. This Agreement shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns. 15.10 Waiver of Notice. To the extent permitted by applicable law, the Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder. 15.11 Patriot Act; Due Diligence. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. 15.12 Interpretation. For purposes of this Agreement (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of all amounts outstanding under this Agreement or of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, the outstanding Loan, together with the payment of any premium applicable to the repayment of the Loan, (ii) all expenses that have accrued hereunder and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the payment or repayment in full in immediately available funds of all other outstanding Obligations other than unasserted contingent indemnification Obligations, and (c) the termination of all of the commitments of the Lenders. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits and Sections mean the Schedules, Exhibits and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

39 15.13 Amendments and Waivers. No term of this Agreement may be waived, modified or amended except by an instrument in writing signed by each of the Parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. 15.14 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof. 15.15 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Agent or any Lender, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. 15.16 Severability. If any term or provision of this Agreement or any other Loan Document is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or such other Loan Document or invalidate or render unenforceable such term or provision in any other jurisdiction. 15.17 Marketing. The Agent shall have the right to include the Loan Parties in its marketing materials and publicly showcase the Loan Parties as a company in which the Lenders have invested. Such usage shall be subject to prior written notice to the Borrower and any applicable confidentiality or proprietary restrictions set forth elsewhere in this Agreement. [SIGNATURE PAGE FOLLOWS]

[Credit Agreement] IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above. BORROWER: ENERGY VAULT HOLDINGS, INC., a Delaware corporation By: Name: Title: GUARANTORS: ENERGY VAULT, INC., a Delaware corporation By: Name: Title: SNYDER HOUSING LLC, a Texas limited liability company By: Name: Title: CETUS ENERGY LLC, a Delaware limited liability company By: Name: Title:

[Credit Agreement] CETUS ENERGY, INC., a Delaware corporation By: Name: Title: CROSS TRAILS ENERGY STORAGE PROJECT HOLDCO LLC, a Delaware limited liability company By: Name: Title: CROSS TRAILS ENERGY STORAGE PROJECT, LLC, a Delaware limited liability company By: Name: Title: ENERGY VAULT CDU HOLDCO, LLC, a Delaware limited liability company By: Name: Title:

[Credit Agreement] ENERGY VAULT CDU PROJECT, LLC, a Delaware limited liability company By: Name: Title:

[Credit Agreement] CRESCENT COVE OPPORTUNITY LENDING, LLC, a Delaware limited liability company, as a Lender and as the Agent By: _______________________________ Name: Jun Hong Heng Title: Managing Member CRESCENT COVE OPPORTUNITY LENDING B, LLC, a Delaware limited liability company, as a Lender By: Name: Jun Hong Heng Title: Managing Member CRESCENT COVE CAPITAL IV LENDING, LLC, a Delaware limited liability company, as a Lender By: Crescent Cove Advisors, LP Its: Manager By: Name: Jun Hong Heng Title: Chief Investment Officer

DB2/ 50828757.12 EXHIBIT A LEGAL DESCRIPTION OF SUBJECT PROPERTY DESCRIPTION, of a 20.000 acre tract of land situated in the Northwest Quarter (NW/4) of Section Number Fifteen (15) in Block 3, H&TC Railroad Co. Surveys, Abstract No. 369, Scurry County, Texas; said tract being part of that certain tract of land described in Warranty Deed to Grady Carl Williams recorded in Volume 271, Page 781 of the Deed Records, Scurry County, Texas; said 20.000 acre tract being more particularly described as follows: COMMENCING, at a 1/2-inch rebar with unreadable cap found in the centerline of Camp Springs Road at the northwest corner of said Section 15; said point also being the northeast corner of Section Number Sixteen (16) in Block 3, H&TC Railroad Co. Surveys, Abstract No. 2530, Scurry County, Texas and the northwest corner of that certain tract of land described in Right-Of-Way Deed to Scurry County, Texas recorded in Volume 138, Page 305 of the said Deed Records; THENCE, South 14 degrees 21 minutes 54 seconds East, departing the said centerline of Camp Springs Road and along the common line between said Section 15 and said Section 16 and the west line of said Scurry County tract, a distance of 40.02 feet to a 1/2-inch iron rod with “WESTWOOD PS” cap set at the POINT OF BEGINNING in the southerly right-of-way line of said Camp Springs Road; said point also being the southwest corner of said Scurry County tract; THENCE, North 77 degrees 29 minutes 29 seconds East, departing the said common line between the Section 15 and the Section 16 and along the said southerly right-of-way line of said Camp Springs Road and southerly line of said Scurry County tract, a distance of 804.42 feet to a 1/2-inch iron rod with “WESTWOOD PS” cap set for corner; THENCE, South 14 degrees 21 minutes 54 seconds East, departing the said southerly right-of-way line of said Camp Springs Road and southerly line of said Scurry County tract, a distance of 1,084.57 feet to a 1/2-inch iron rod with “WESTWOOD PS” cap set for corner; THENCE, South 77 degrees 38 minutes 02 seconds West, a distance of 804.49 feet to a 1/2-inch iron rod with “WESTWOOD PS” cap set for corner in the said common line between the Section 15 and the Section 16; THENCE, North 14 degrees 21 minutes 54 seconds West, along the said common line between the Section 15 and the Section 16, a distance of 1,082.57 feet to the POINT OF BEGINNING; CONTAINING 871,189 square feet or 20.000 acres of land, more or less.

DB2/ 50828757.12 EXHIBIT B FLOW OF FUNDS; WIRE INSTRUCTIONS The Agent is hereby directed by the Borrower to disburse the net proceeds of the Loan (“Net Proceeds”) in the amount set forth below on behalf of and at the direction of the Borrower to the accounts set forth below: Loan Amount $10,000,000.00 OID Amount $(500,000.00) Commitment and Structuring Fee $(150,000.00) Interest (May 13, 2025 – July 12, 2025) $(400,000.00) Background check and credit check $(3,718.00) Legal fees – Norton Rose $(6,500.00) Legal fees – Morgan Lewis $(137,000.00) Deposit Amount $25,000.00 Total $8,827,782.00 1. Net Proceeds in the amount of $110,000.00 to Moses & Singer LLP in accordance with the following wire instructions: Bank: Capital One, National Association Bank Address: 299 Park Avenue, 23rd Floor New York, New York 10171 Bank ABA Number: 021407912 Bank ACH Payment: 065000090 Bank SWIFT Code: HIBKUS44 (for international wire transfers) Our Account Name: Moses & Singer LLP Our Account Number: 7527681302 Reference: 021388-0101 2. Net Proceeds in the amount of $8,717,782.00 to Energy Vault, Inc. in accordance with the following wire instructions: Energy Vault, Inc. Bank: HSBC Bank ABA: 021001088 SWIFT: MRMDUS33 Account: 917024435

ACH Energy Vault, Inc. Bank: HSBC Bank ABA: 022000020 Account: 917024435 Account Confirmation: Michael Gervais 770-880-8745

SCHEDULE 1 COMMITMENTS Lender Commitment Percentage of Total Commitments Crescent Cove Opportunity Lending, LLC $5,645,703.00 56.45703% Crescent Cove Opportunity Lending B, LLC $3,123,815.00 31.23815% Crescent Cove Capital IV Lending, LLC $1,230,482.00 12.30482% Total $10,000,000.00 100.00%

SCHEDULE 2 PERMITTED DEBT 1. Obligations of Energy Vault, Inc. in respect of the below letters of credit. Bank Beneficiary Performance Total Start Expiry Auto-Renewed Fee Rate Status Ref # Cash collateralized LCs HSBC Pacific Gas & Electric Company 450,000 450,000 1/24/2023 1/13/2026 Yes 0.77 ISSUED SDCMTN583940 HSBC Pacific Gas & Electric Company 450,000 450,000 5/8/2023 5/10/2026 Yes 0.77 ISSUED SDCMTN608265 HSBC Pacific Gas & Electric Company 90,000 90,000 8/29/2024 8/28/2025 Yes 0.77 ISSUED SDCMTN609781 Total Cash Collateralized 990,000 990,000 LCs backed by Sureties Bank of Nova Scotia St. Gall Energy Storage I LLC (Jupiter) 3,800,000 3,800,000 6/9/2023 6/9/2025 Yes 0.40/2.60 ISSUED OSB270942NYA Lloyds Bank St. Gall Energy Storage II LLC (Jupiter) 9,731,000 9,731,000 11/14/2024 5/31/2025 Yes 2.80 ISSUED LBCMNY2024189 Total 13,531,000 13,531,000 Total LCs Outstanding 14,521,000 14,521,000

2. Obligations of Energy Vault, Inc. in respect of the below surety bonds. Sureties (Indemnity Agreement) Beneficiary (Project) Bank LC Performance / Warranty Contractor's License Payment Sales Tax Customs Total Start Expiry Fee Rate Indemnity Agreement Bond# Swiss Re Lloyds Bank (St. Gall Energy Storage II LLC) 9,731,000 9,731,000 11/14/2024 5/31/2025 2.80 SUR2223474 00 Ascot Bk of Nova Scotia (St. Gall Energy Storage I LLC Jupiter) 3,800,000 3,800,000 6/9/2023 6/9/2025 2.20/ 2.60 Ascot SURU221000 1841 Ascot Consumers Energy Company (IOSCO) 27,273,666 27,273,666 12/31/2024 Open 2.000 Ascot SURU221000 2697 Ascot Consumers Energy Company (Weadock) 40,910,499 40,910,499 12/30/2024 Open 2.000 Ascot SURU221000 2696 Arch State Of California 25,000 25,000 8/25/2022 Open 1.750 Arch SU 1160140 Arch Insurance State Of California 25,000 25,000 3/19/2024 Open Arch SU1195991 Atlantic Insur (Intact) Nevada Contractors State Board 50,000 50,000 12/15/2022 Open 1.500 Atlantic/Int act 800020793

Penn Insurance Nevada Energy (NVE) 13,358,350 13,358,350 12/29/2023 12/29/202 5 Penn SBP150041_0 05 Penn Insurance Nevada Energy (NVE) 2,200,000 2,200,000 5/30/2024 5/30/2026 SBP150041_0 07 Arch Insurance Stanton Battery Energy Storage LLC 12,973,000 12,973,000 10/16/2023 10/16/202 6 0.000 Arch SU1160142- M Arch Insurance SBES Holdco, LLC 500,000 500,000 11/30/2023 Upon Return 1.750 SU1195988 Penn Insurance AVS Industrial (Mechanic's Lien Jupiter) 1,889,337 1,889,337 5/21/2024 Upon Return SBP150041_0 06 Swiss Re Schindler Aufzüge AG (135,000 CHF) 163,498 163,498 2/21/2025 2/1/2026 03- 1034152595- 6 Swiss Re Schindler Aufzüge AG (135,000 CHF) 163,498 163,498 2/21/2025 2/1/2029 03- 1034152594- 7 Swiss Re Gridmatic Echinacea LLC (Cross Trails) 1,000,000 1,000,000 1/2/2025 Open 2223475 Swiss Re NESF BESS (AUD 3,156,821.91) 2,018,993 2,018,993 6/19/2024 Upon Return 1.250 2223466/8795 3 Swiss Re NESF BESS (AUD 9,470,465.72) 6,056,978 6,056,978 6/19/2024 Upon Return 1.250 2223464/8793 0

Swiss Re NESF BESS (AUD 3,156,821.91) 2,018,993 2,018,993 6/19/2024 Upon Return 1.250 2223465/8795 1 Swiss Re NESF BESS (AUD 21,095,435.04) 13,491,902 13,491,902 9/30/2025 Atlantic Insur (Intact) US Customs 6,000,000 6,000,000 12/5/2022 Open 1.500 Atlantic/Int act 22C001ZPP Atlantic Insur (Intact) State Of Nevada 887,491 887,491 2/22/2023 Open 1.500 Atlantic/Int act 800020799 Atlantic Specialty Insurance Cross Trails Energy Storage Project, LLC 65,000 65,000 8/1/2024 7/30/2026 Atlantic/Int act 800151859 13,531,00 0 116,137,398 100,000 7,946,315 887,491 6,000,000 144,602,20 4

SCHEDULE 3 PERMITTED LIENS Entity Institution Account Number Beneficiary or Project Currency Amount Start Expiry Energy Vault, Inc. Silicon Valley Bank 714025400224 Credit Card Collateral USD $200,000.00 4/28/2025 Open Energy Vault, Inc. Morgan Stanley 3304447959 ACEN bonds USD $4,000,000.00 5/5/2025 Open Energy Vault, Inc. HSBC-US 917024206 Letter of Credit USD $450,000 1/24/2023 1/13/2026 Energy Vault, Inc. HSBC-US 917024206 Letter of Credit USD $450,000 5/8/2023 5/10/2026 Energy Vault, Inc. HSBC-US 917024206 Letter of Credit USD $90,000 8/29/2024 8/28/2025 Energy Vault Inc. HSBC-US 30001014 Nofar Transaction USD $8,000,000 On or about May 12, 2025 N/A

SCHEDULE 4 ACCOUNTS Grantor Depository Bank Type of Account Acct. No. Energy Vault Inc. HSBC-US GOVERNMENT 6059; TREAS 6060 (HSBC ASSET MGMT) 30001014 Energy Vault Inc. HSBC-US DISB ZBA 917024192 Energy Vault Inc. HSBC-US RESTRICTED 917024206 Energy Vault Inc. HSBC-US UNRESTRICTED PORTION 917024206 Energy Vault Inc. HSBC-US AR ZBA 917024435 Energy Vault Inc. HSBC-US CONCENTRATION 917024451 Energy Vault Inc. HSBC-US SAVINGS 917024559 Energy Vault Inc. HSBC-US AUTO DEBITS ZBA 917024605 Cross Trails Energy Storage Project LLC HSBC-US MULTI PURPOSE ZBA 917025601 Cetus Energy Inc. HSBC-US STAND ALONE ACCOUNT 917025741 Energy Vault Inc. MORGAN STANLEY COLLATERAL ACCOUNT 612-081539-088 Energy Vault Inc. MORGAN STANLEY MMF 714025400224 Energy Vault Inc. SVB SVB CREDIT CARD COLLATERAL 3304447959 Energy Vault Inc. SVB CHECKING 3302273177

DB2/ 50828757.12 Cross Trails Energy Storage Project HoldCo LLC HSBC-US MULTI PURPOSE ZBA 917025601

SCHEDULE 9.14 SUBSIDIARIES 1. Energy Vault, Inc., a Delaware corporation 2. Snyder Housing LLC, a Texas limited liability company 3. Cetus Energy LLC, a Delaware limited liability company 4. Cetus Energy, Inc., a Delaware corporation 5. Cross Trails Energy Storage Project HoldCo LLC, a Delaware limited liability company 6. Cross Trails Energy Storage Project, LLC, a Delaware limited liability company 7. Energy Vault CDU HoldCo, LLC, a Delaware limited liability company 8. Energy Vault CDU Project, LLC, a Delaware limited liability company 9. Calistoga Resiliency Center HoldCo, LLC, a Delaware limited liability company 10. Calistoga Resiliency Center, LLC, a Delaware limited liability company 11. Energy Vault (Nantong) Co., Ltd, a Chinese corporation 12. Energy Vault SA, a Swiss corporation 13. Energy Vault Pty Ltd, an Australian corporation 14. Energy Vault Solutions UK Limited, a UK corporation